NEW PEOPLES BANKSHARES INC

NEWS RELEASE

FOR IMMEDIATE RELEASE:
October 30, 2024

FOR MORE INFORMATION, CONTACT:
J.W. Kiser
(276) 873-7000

NEW PEOPLES BANKSHARES ANNOUNCES THIRD QUARTER RESULTS

Honaker, Virginia – October 30, 2024

Highlights

- Net income for the third quarter of 2024 was $2.1 million, or $0.09 per basic and diluted share;
- Net income for the nine months ended September 30, 2024 was $5.6 million, or $0.24 per basic and diluted share;
- Net interest margin was 3.43% for the third quarter of 2024 compared 3.63% for the third quarter of 2023;
- Total gross loans were $646.4 million as of September 30, 2024, an increase of $8.2 million from $638.1 million as of December 31, 2023;
- Total deposits increased $47.1 million, or 8.90% annualized, during the first nine months of 2024;
- New Peoples Bank remains well-capitalized with a leverage ratio of 10.84% as of September 30, 2024.

Today, New Peoples Bankshares, Inc. (the "Company") (OTCBB: NWPP), the holding company for New Peoples Bank, Inc. (the "Bank"), announced third quarter 2024 net income of $2.1 million, or $0.09 per share, as compared to $1.9 million, or $0.08 per share, for the third quarter of 2023, an increase in earnings of $218,000 or 11.53%. For the nine months ended September 30, 2024, net income was $5.6 million, or $0.24 per share, compared to $5.6 million, or $0.24 per share, in 2023.

On September 27, 2024 Hurricane Helene passed through western North Carolina, southwest Virginia and northeast Tennessee, causing flood and wind damage in its path. We are assessing the impact of this event on our customers and any collateral securing outstanding loans. At this time, we are not aware of any widespread impairment of collateral, but we continue to monitor the effects of this event and will address any situations as needed, including providing payment relief to affected borrowers.

J.W. Kiser, President and CEO of the Company, stated, "We are pleased to report net income for the third quarter of $2.1 million and $5.6 million year to date. Our noninterest expenses remain lower compared to 2023 despite the continuing impacts from inflation and competition to retain and attract employees. Net interest income showed improvement for the quarter compared to third quarter 2023 and second quarter 2024 due to the increase in average earning assets which offset the challenges of net interest margin compression experienced by the banking industry as our funding costs continue to rise due to the difficult interest rate environment, particularly the cost of deposits. Our assets and deposits grew $54 million and $47 million, respectively, through the first nine months of the year. As part of our overall growth strategy, in October 2024 we retained a seasoned lender and commenced loan origination operations in Wythe County, Virginia. While pressures exerted on our net interest margin continue, we remain optimistic that we can maintain this momentum through the remainder of 2024, despite continuing competition for deposits."

Revenue

Net Interest Income/Net Interest Margin

Net interest income for the quarter ended September 30, 2024 was $7.2 million, an increase of $140,000 or 1.99% when compared to the quarter ended September 30, 2023. During the third quarter of 2024, interest income increased $2.0 million to $11.5 million due to the combination of an increase of 57 basis points ("bps") in the yield

on earning assets to 5.51%, and a $65.5 million increase in the average balance of earning assets. The loan portfolio was the primary driver of both increases, as the yield rose 62 bps to 6.05%, while the average balance increased $21.7 million for the comparative quarters ending September 30, 2024 and 2023. The increased interest income was offset by increased interest expense which rose $1.8 million to $4.4 million during the third quarter of 2024 as compared to $2.5 million reported for the same period in 2023. Interest-bearing deposits accounted for $1.7 million of the increase as the average rate increased 110 bps and the average balance increased $59.7 million for the comparative quarters ending September 30, 2024 and 2023. Additionally, while the average cost of borrowed funds decreased 64 bps to 5.77%, the related interest expense increased $100,000 due to the increased average balance related to a $10 million borrowing from the Federal Reserve Bank under the Bank Term Funding Program taken in the fourth quarter of 2023, which increased the overall outstanding average balance by $9.7 million. The net interest margin decreased 20 bps, to 3.43% for the quarter ending September 30, 2024, as compared to the 3.63% net interest margin for the same period in 2023 due to the increase in funding costs outpacing improvements in the yield on earning assets; however, growth in earning assets offset the impact of a smaller net interest margin, resulting in the $140,000 increase in net interest income.

For the nine months ended September 30, 2024, net interest income decreased $27,000 to $21.1 million from $21.1 million for the nine months ended September 30, 2023. The yield on earning assets increased 66 bps to 5.40% for the comparative nine-month periods, while the average balance increased $62.1 million to $819.9 million. The cost of interest-bearing liabilities increased 126 bps to 2.94%, while the average balance increased $71.1 million to $548.7 million during the comparative nine-month periods.

Provision for Credit Losses

The provision for credit losses charged to the income statement for the quarter ended September 30, 2024 was $49,000 compared to a provision of $155,000 for the three months ended September 30, 2023. The provision for credit losses in the third quarter of 2024 was impacted by the resolution of loan relationship that had resulted in a $263,000 specific allowance allocation during the second quarter of 2024.

For the nine months ended September 30, 2024, the provision for credit losses was $478,000 compared to $304,000 for the same period in 2023.

Noninterest Income

Noninterest income was largely unchanged, decreasing $10,000 to $2.4 million for the quarter ended September 30, 2024 from $2.4 million for the comparable quarter in 2023. Modest decreases in earnings from service charges, card processing activities and other noninterest income, totaling $54,000 were largely offset by increased revenue from financial services which increased $37,000.

For the nine months ended September 30, 2024, noninterest income increased $42,000 to $7.3 million from $7.2 million for the same period in 2023. The increase is due largely to financial services revenue of $998,000, an increase of $168,000, or 20.24%, from the $830,000 recorded during the first nine months of 2023. Service charges and card processing revenue totaling $2.9 million and $2.8 million respectively were largely unchanged from 2023. These improvements were partially offset by the impact of the sales of bank properties in 2024 and 2023. During the first nine months of 2024, a former branch office and a lot were sold, along with the sale of furniture, resulting in a net gain of $23,000. During the same period of 2023, two former office facilities and a vehicle were sold resulting in a net gain of $135,000.

Noninterest Expense

Noninterest expense was $6.8 million for the quarter ended September 30, 2024 compared to $6.9 million for the quarter ended September 30, 2023. The $54,000 dollar improvement resulted from decreases in salaries and benefits, and occupancy expenses which combined for a $43,000 decrease. In addition, legal and professional fees, loan and loan related expenses, included in other operating expenses, decreased by a combined $90,000. These decreases offset increases in occupancy and other noninterest expenses of $10,000 and $59,000, respectively.

For the nine months ended September 30, 2024, noninterest expense decreased $141,000 to $20.6 million compared to $20.8 million for the nine months ended September 30, 2023. The decrease was impacted by reductions in occupancy costs of $26,000 combined with decreases in legal and professional fees, consulting and

loan and other real estate owned expenses of $300,000. The expense reductions were partially offset by increases in advertising, ATM network and miscellaneous expenses which combined for an increase of $175,000.

Balance Sheet

Total assets as of September 30, 2024 were $880.3 million, an increase of $47.7 million, or 6.27%, from $826.3 million as of December 31, 2023. Gross loans of $646.4 million as of September 30, 2024 reflected an increase of $8.2 million from $638.1 million at December 31, 2023. Liquid assets in the form of cash and cash equivalents increased $38.8 million or 59.64% during the first nine months of 2024. Investment securities increased $6.8 million during the nine months of 2024 due to purchases of $14.0 million, which more than offset sales of $2.1 million, and maturities, payments and amortization of $8.2 million and a $3.3 million decrease in the unrealized loss on securities available for sale. During the third quarter of 2024, odd lot investment securities totaling 2.1 million were sold, and the proceeds were used to reinvest in other securities. These sales generated a net gain of $4,000.

Deposits were $763.6 million as of September 30, 2024 compared to $716.5 million as of December 31, 2023. The increase of $47.1 million, or 6.57%, was due to efforts to attract and retain time deposits and money market account relationships, combined with cyclical funds inflows. As a result of these efforts, total time deposits increased $25.1 million, including $3.0 million of brokered time deposits, and money market accounts increased $27.1 million during the first nine months of 2024, respectively. The increase in time and money market deposits contributed to the increase in our cost of funds, as previously discussed, due to the continuing repricing of maturing time deposits in the higher interest rate environment combined with ongoing competition for deposits.

As of September 30, 2024, borrowed funds totaled $36.2 million, unchanged from December 31, 2023. Since September 30, 2024, $10 million borrowed from the Federal Reserve Bank under the Bank Term Funding Program has been repaid, and a $1.2 million principal reduction was paid toward outstanding trust preferred securities. These repayments made from available liquidity will improve net interest income and the net interest margin in future periods.

Capital

During the first nine months of 2024, total shareholders' equity increased $6.3 million to $71.1 million as of September 30, 2024, due to net income of $5.6 million which was offset by dividends paid to shareholders of $1.7 million and the repurchase of common stock totaling $239,000. A decrease in the net unrealized loss on available-for-sale investment securities of $2.6 million accounted for the remainder of the increase to total shareholders' equity. Consequently, book value per share increased to $3.00 as of September 30, 2024 compared to $2.73 at December 31, 2023. The Bank remains well capitalized per regulatory guidance.

As previously announced, the Board extended the repurchase of up to 500,000 shares of the Company's common stock through March 31, 2025. As of September 30, 2024, the Company had repurchased 93,832 shares during the first nine months of 2024 at an average price of $2.55 per share. During the quarter ended September 30, 2024 the Company repurchased 23,989 shares at an average price of $2.67 per share. Since the commencement of the repurchase plan, 270,018 shares have been repurchased at an average price of $2.40.

Asset Quality

The allowance for credit losses was $7.7 million, or 1.19% as a percentage of total loans, as of September 30, 2024, and $7.3 million, or 1.14%, as of December 31, 2023. The allowance for credit losses on unfunded commitments was $309,000 as of September 30, 2024 as compared to $285,000 at December 31, 2023.

Annualized net charge-offs as a percentage of average loans was 0.01% during the first nine months of 2024 compared to 0.03% during the same period of 2023.

Nonperforming assets, which include nonaccrual loans and other real estate owned, totaled $5.1 million as of September 30, 2024, an increase of $1.4 million, or 38.01%, since year-end 2023. Nonperforming assets as a percentage of total assets were 0.58% as of September 30, 2024 and 0.45% as of December 31, 2023.

Other real estate owned increased $904,000 to $1.1 million as of September 30, 2024 compared to December 31, 2023. The increase was due to the foreclosure of a commercial property, which is anticipated to be sold during the

fourth quarter of 2024. Expenses associated with other real estate owned were $13,000 for the nine months ended September 30, 2024, excluding the effects of the sales of a foreclosed properties during the second and third quarters of 2024 which resulted in a gain of $44,000, compared to expenses of $23,000 during the nine months ended September 30, 2023. Nonaccrual loans increased $499,000 to $4.0 million as of September 30, 2024 from $3.5 million at December 31, 2023, largely due to a commercial real estate loan moving to nonaccrual status.

About New Peoples Bankshares, Inc.

New Peoples Bankshares, Inc. is a one-bank financial holding company headquartered in Honaker, Virginia. Its wholly-owned subsidiary provides banking products and services through its 17 locations throughout southwest Virginia, eastern Tennessee, western North Carolina and southern West Virginia. The Company's common stock is traded over the counter under the trading symbol "NWPP". Additional investor information can be found on the Company's website at https://newpeoples.bank/Bankshares-About-Us.

This news release contains statements concerning the Company's expectations, plans, objectives, future financial performance and other statements that are not historical facts. These statements may constitute "forward-looking statements" as defined by federal securities laws. These statements may address issues that involve estimates and assumptions made by management, risks and uncertainties, and actual results could differ materially from historical results or those anticipated by such statements. Important factors that may cause actual results to differ from projections include:

> *(i) the success or failure of efforts to implement the Company's business plan; (ii) any required increase in the Company' regulatory capital ratios; (iii) satisfying other regulatory requirements that may arise from examinations, changes in the law and other similar factors; (iv) deterioration of asset quality; (v) changes in the level of the Company's nonperforming assets and charge-offs; (vi) fluctuations of real estate values in the Company's markets; (vii) the Company's ability to attract and retain talent; (viii) demographical changes in the Company's markets which negatively impact the local economy; (ix) the uncertain outcome of enacted legislation to stabilize the United States financial system; (x) the successful management of interest rate risk; (xi) the successful management of liquidity; (xii) changes in general economic and business conditions in the Company's market area and the United States in general; (xiii) credit risks inherent in making loans such as changes in a borrower's ability to repay and the Company's management of such risks; (xiv) competition with other banks and financial institutions, and companies outside of the banking industry, including online lenders and those companies that have substantially greater access to capital and other resources; (xv) demand, development and acceptance of new products and services the Company has offered or may offer; (xvi) the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System, inflation, interest rate, market and monetary fluctuations; (xvii) the occurrence of significant natural disasters, including severe weather conditions, floods, health related issues and other catastrophic events; (xviii) technology utilized by the Company; (xix) the Company's ability to successfully manage cyber security, including generative artificial intelligence risks; (xx) the Company's reliance on third-party vendors and correspondent banks; (xxi) changes in generally accepted accounting principles; (xxii) changes in governmental regulations, tax rates and similar matters; (xxiii) disruptions in the financial services industry or individual financial institutions and the subsequent media attention that could impact our customers' behavior; and (xxiv) other risks which may be described in future filings the Company makes with the Securities and Exchange Commission. The Company expressly disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.*

NEW PEOPLES BANKSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME HIGHLIGHTS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2024 THROUGH SEPTEMBER 30, 2023
(IN THOUSANDS EXCEPT PER SHARE DATA)
(UNAUDITED)

	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Interest income on loans, including fees	$ 9,728	$ 9,374	$ 9,213	$ 8,841	$ 8,453
Interest income on investment securities	610	583	530	525	535
Interest income and dividends on all other	1,209	1,054	871	644	597
Total interest and dividend income	11,547	11,011	10,614	10,010	9,585
Interest expense on deposits	3,832	3,508	3,151	2,681	2,110
Total interest expense	4,366	4,041	3,684	3,100	2,544
Net interest income	7,181	6,970	6,930	6,910	7,041
Provision for credit losses	49	472	(43)	345	155
Net interest income after provision for credit losses	7,132	6,498	6,973	6,565	6,886
Total non-interest income	2,426	2,532	2,321	2,710	2,436
Total non-interest expenses	6,829	6,838	6,977	7,200	6,883
Income tax expense	621	508	531	525	549
Net income	$ 2,108	$ 1,684	$ 1,786	$ 1,550	$ 1,890
Basic and diluted income per share*	$ 0.09	$ 0.07	$ 0.08	$ 0.07	$ 0.08

CONSOLIDATED STATEMENTS OF INCOME HIGHLIGHTS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023
(IN THOUSANDS EXCEPT PER SHARE DATA)
(UNAUDITED)

	September 30, 2024	September 30, 2023
Interest income on loans, including fees	$ 28,316	$ 23,711
Interest income on investment securities	1,723	1,642
Interest income and dividends on all other	3,133	1,772
Total interest and dividend income	33,172	27,125
Interest expense on deposits	10,490	4,902
Total interest expense	12,091	6,017
Net interest income	21,081	21,108
Provision for credit losses	478	304
Net interest income after provision for credit losses	20,603	20,804
Total non-interest income	7,279	7,237
Total non-interest expenses	20,644	20,785
Income tax expense	1,660	1,621
Net income	$ 5,578	5,635
Basic and diluted income per share	$ 0.24	$ 0.24
Return on average shareholders' equity	11.36%	12.62%
Return on average assets	0.87%	0.96%

NEW PEOPLES BANKSHARES, INC.
KEY PERFORMANCE AND CAPITAL RATIOS
(UNAUDITED)

	For the three-months ended				
	September 30, 2024	**June 30, 2024**	**March 31, 2024**	**December 31, 2023**	**September 30, 2023**
Key Performance Ratios					
Earning assets yield	5.51%	5.38%	5.32%	5.09%	4.94%
Cost of interest-bearing liabilities	3.08%	2.94%	2.77%	2.44%	2.05%
Cost of funds	2.19%	2.08%	1.95%	1.66%	1.38%
Net interest margin	3.43%	3.41%	3.48%	3.52%	3.63%
Return on average shareholders' equity	12.35%	10.56%	11.11%	10.18%	12.38%
Return on average assets	0.97%	0.79%	0.86%	0.76%	0.94%
Efficiency ratio[#]	71.10%	71.96%	75.42%	74.85%	72.62%
Loan to deposit ratio	84.65%	86.10%	86.21%	89.06%	88.85%
Asset Quality					
Allowance for credit losses to total loans	1.19%	1.21%	1.16%	1.14%	1.10%
Net (recoveries) charge-offs to average loans, annualized	0.05%	0.06%	(0.09)%	(0.01)%	0.04%
Nonaccrual loans to total loans	0.62%	0.85%	0.87%	0.55%	0.45%
Nonperforming assets to total assets	0.58%	0.65%	0.67%	0.45%	0.38%
Capital Ratios (Bank Only)					
Tier 1 leverage	10.84%	10.71%	10.91%	11.11%	11.06%
Tier 1 risk-based capital	15.65%	15.49%	15.29%	15.33%	15.24%
Total risk-based capital	16.90%	16.74%	16.54%	16.58%	16.46%
Total common equity tier 1 capital	15.65%	15.49%	15.29%	15.33%	15.24%

[#]- The efficiency ratio is computed as a percentage of noninterest expense divided by the sum of net interest income and noninterest income. This is a non-GAAP financial measure that management believes provides investors with important information regarding operational efficiency. Management believes such financial information is meaningful to the reader in understanding operating performance but cautions that such information should not be viewed as a substitute for GAAP. Comparison of our efficiency ratio with those of other companies may not be possible because other companies may calculate it differently.

NEW PEOPLES BANKSHARES, INC.
CONSOLIDATED BALANCE SHEET HIGHLIGHTS
QUARTERS ENDED SEPTEMBER 30, 2024 THROUGH SEPTEMBER 30, 2023

(IN THOUSANDS)

(UNAUDITED)

Dollars in thousands	**September 30, 2024**	**June 30, 2024**	**March 31, 2024**	**December 31, 2023**	**September 30, 2023**
Total cash and cash equivalents	$ 103,727	$ 88,804	$ 88,849	$ 64,977	$ 52,877
Investment securities available-for-sale	96,564	92,269	89,014	89,805	87,452
Loans receivable	646,356	639,934	638,594	638,111	626,203
Allowance for credit losses	(7,670)	(7,727)	(7,406)	(7,256)	(6,908)
Total assets	880,295	854,670	850,488	826,313	799,953
Total deposits	763,564	743,228	740,779	716,467	704,822
Borrowed funds	36,186	36,186	36,186	36,186	26,496
Total liabilities	809,234	788,439	786,473	761,502	739,995
Total shareholders' equity	71,061	66,231	64,015	64,811	59,958

NEW PEOPLES BANKSHARES, INC.
NET INTEREST MARGIN ANALYSIS
AVERAGE BALANCES, INCOME, EXPENSE, AND YIELDS AND RATES
THREE MONTHS ENDED SEPTEMBER 30,
(IN THOUSANDS)

	2024			2023		
(Dollars are in thousands)	Average Balance	Income/ Expense	Yields/ Rates	Average Balance	Income/ Expense	Yields/ Rates
ASSETS						
Loans [1] [2]	$ 639,707	$ 9,728	6.05%	$ 618,008	$ 8,453	5.43%
Federal funds sold	117	2	5.45%	306	4	5.19%
Interest bearing deposits in other banks	86,773	1,164	5.34%	42,493	559	5.52%
Taxable investment securities	107,947	653	2.42%	108,253	569	2.09%
Total earning assets	834,544	11,547	5.51%	769,060	9,585	4.94%
Less: Allowance for credit losses	(7,867)			(6,930)		
Non-earning assets	41,706			37,104		
Total assets	$ 868,383			$ 799,234		
LIABILITIES AND SHAREHOLDERS' EQUITY						
Interest-bearing demand deposits	$ 72,521	$ 160	0.88%	$ 72,208	$ 123	0.68%
Savings and money market deposits	174,313	811	1.85%	167,796	436	1.03%
Time deposits	278,833	2,861	4.08%	225,921	1,551	2.72%
Total interest-bearing deposits	525,667	3,832	2.90%	465,925	2,110	1.80%
Other borrowings	20,000	211	4.13%	10,000	90	3.51%
Trust preferred securities	16,186	323	7.81%	16,496	344	8.16%
Total borrowed funds	36,186	534	5.77%	26,496	434	6.41%
Total interest-bearing liabilities	561,853	4,366	3.09%	492,421	2,544	2.05%
Non-interest-bearing deposits	228,961			237,516		
Other liabilities	9,663			8,712		
Total liabilities	800,477			799,234		
Shareholders' equity	67,906			60,585		
Total liabilities and shareholders' equity	$ 868,383			$ 799,234		
Net interest income		$ 7,181			$ 7,041	
Net interest margin			3.43%			3.63%%
Net interest spread			2.42%			2.89%

(1) Nonaccrual loans and loans held for sale have been included in average loan balances.
(2) Tax exempt income is not significant and has been treated as fully taxable.

NEW PEOPLES BANKSHARES, INC.
NET INTEREST MARGIN ANALYSIS
AVERAGE BALANCES, INCOME, EXPENSE, AND YIELDS AND RATES
NINE MONTHS ENDED SEPTEMBER 30,
(IN THOUSANDS)

	2024			2023		
(Dollars are in thousands)	Average Balance	Income/ Expense	Yields/ Rates	Average Balance	Income/ Expense	Yields/ Rates
ASSETS						
Loans (1) (2)	$ 638,403	$ 28,316	5.93%	$ 601,729	$ 23,711	5.27%
Federal funds sold	116	5	5.40%	536	20	4.99%
Interest bearing deposits in other banks	74,798	2,999	5.36%	44,901	1,642	4.89%
Taxable investment securities	106,537	1,852	2.32%	110,547	1,752	2.12%
Total earning assets	819,854	33,172	5.40%	757,713	27,125	4.79%
Less: Allowance for credit losses	(7,581)			(6,869)		
Non-earning assets	39,950			37,273		
Total assets	$ 852,223			$ 788,117		
LIABILITIES AND SHAREHOLDERS' EQUITY						
Interest-bearing demand deposits	$ 72,914	$ 456	0.84%	$ 76,099	$ 331	0.58%
Savings and money market deposits	168,134	2,030	1.61%	165,670	951	0.77%
Time deposits	271,491	8,004	3.94%	213,365	3,620	2.27%
Total interest-bearing deposits	512,539	10,490	2.73%	455,134	4,902	1.44%
Other borrowings	20,000	630	4.14%	6,007	165	3.63%
Trust preferred securities	16,186	971	7.88%	16,496	950	7.60%
Total borrowed funds	36,186	1,601	5.81%	22,503	1,115	6.54%
Total interest-bearing liabilities	548,725	12,091	2.94%	477,637	6,017	1.68%
Non-interest-bearing deposits	228,350			242,139		
Other liabilities	9,569			8,657		
Total liabilities	723,245			728,433		
Shareholders' equity	65,579			59,684		
Total liabilities and shareholders' equity	$ 852,223			$ 788,117		
Net interest income		$ 21,081			$ 21,108	
Net interest margin			3.44%			3.73%
Net interest spread			2.46%			3.11%

(1) Nonaccrual loans and loans held for sale have been included in average loan balances.
(2) Tax exempt income is not significant and has been treated as fully taxable.